UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material under §240.14a-12

CPG VINTAGE ACCESS FUND, LLC

CPG VINTAGE ACCESS FUND II, LLC

CPG VINTAGE ACCESS FUND III, LLC

CPG VINTAGE ACCESS FUND IV, LLC

CPG VINTAGE ACCESS FUND V, LLC

CPG VINTAGE ACCESS FUND VI, LLC

CPG VINTAGE ACCESS FUND VII, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear [Adviser Name],

We are writing with an important update about your clients' investments in the CPG Vintage Access Funds. Macquarie Wealth Advisers LLC (a subsidiary of Macquarie Asset Management) has entered into an asset purchase agreement with iCapital Fund Advisors providing for the sale of assets relating to the business of management the Funds. In connection with this transaction, the Board of Directors of each Fund and Macquarie Asset Management are recommending that the Funds’ investors approve iCapital Fund Advisors LLC to become the new investment adviser for the Funds.

Next Steps

What: Investors in each Fund are being asked to approve iCapital Fund Advisors LLC as the new investment adviser for the Fund.

When: A virtual proxy meeting for investors will be held on December 16, 2026.

What’s next for clients: Starting next week, clients will receive proxy materials in one package. It will include a separate proxy card and a unique control number for each Fund they own.

Our ask: Please encourage your clients to review the materials and vote for each Fund they hold.

The preliminary proxy statement is currently available on the SEC’s website: https://www.sec.gov/Archives/edgar/data/1707200/000110465926116642/tm2627315d1_pre14a.htm.

Why your client’s vote matters: A minimum number of votes, is needed for the meeting to proceed. In addition, each Vintage Fund is required to approve the proposal by a majority vote standard as defined in the Investment Company Act of 1940, with at least five of the Vintage Funds’ respective investors approving the proposal for the overall transaction to move forward. The more clients who vote, the more likely we are to reach the required number of votes to approve the Proposal , and the sooner the proxy outreach calls stop.

Please view additional details below.

Important additional information and where to find it

On October 16, 2026, the Funds filed with the SEC a preliminary proxy statement on Schedule 14A with respect to the transaction and the proposal, including more information about the proposal and step-by-step voting instructions.

The preliminary proxy statement is not final, and the Funds will file a definitive proxy statement and that definitive proxy statement (when available) will be sent or provided to Fund investors. Macquarie Asset Management and the Funds may file other documents with the SEC regarding the proposed transaction, including amendments to the proxy statement. This communication is not a substitute for any proxy statement or any other document that may be filed by Macquarie Asset Management, its affiliates, or the Funds with the SEC.

INVESTORS IN THE FUNDS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, WHEN AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the proxy statement and other documents (in each case, when available) that are filed with the SEC by the Funds and/or Macquarie Asset Management (as applicable) free of charge from the SEC’s website at https://www.sec.gov.

Participants in the Solicitation

With respect to the Funds, the Funds and their investment manager and its and their directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Funds and their ownership of the Funds is contained in each Fund’s shareholder reports on Form N-CSR. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the investors of the Funds in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, if applicable, will be included in the definitive proxy statement relating to the proposed transaction when it is filed with the SEC. Free copies of the proxy statement relating to the proposed transaction and free copies of the other SEC filings to which reference is made in this paragraph may be obtained, when available, free of charge from the SEC’s website at https://www.sec.gov.

If you or your clients have any questions about the proxy or the voting process, please contact our team at +1 212-317-9222 or MAMCPGVintage@macquarie.com. We are committed to helping you throughout this process.

Kind regards,

[Name]

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